EXHIBIT 21

LIST OF SUBSIDIARIES

EXHIBIT 21

LIST OF SUBSIDIARIES

The subsidiaries of Calais Resources Inc. are as follows:

•	Calais Resources Colorado, Inc., a Nevada corporation, which does not do business under any other name.

•	Calais Resources Nevada, Inc., a Nevada corporation, which does not do business under any other name.